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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 2001 (except for the termination of the AccelX business and the sale of Jabber securities, as to which the date is November 28, 2001), included in this Form 8-K into the Company's previously filed Registration Statement File No. 333-13983 on Form S-8, Registration Statement File No. 333-83103 on Form S-8, Registration Statement File No. 333-03282-D on Form S-3, Registration Statement File No. 333-58653 on Form S-3, Registration Statement File No. 333-69477 on Form S-3, Registration Statement File No. 333-71503 on Form S-3, Registration Statement File No. 333-86465 on Form S-3, Registration Statement File No. 333-87887 on Form S-3, Registration Statement File No. 333-67509, Registration Statement File No. 333-33352 on Form S-3, Registration Statement File No. 333-46848 on Form S-3, Registration Statement File No. 333-57442 on Form S-3.

                              ARTHUR ANDERSEN LLP

Denver, Colorado
November 28, 2001